EXHIBIT 10.13


Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan

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                      CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (Effective as of January 1, 1994)

                      CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (Effective as of January 1, 1994)

                         TABLE OF CONTENTS
                         -----------------

Section                                                         Page
-------                                                         ----

             Article I.  Establishment and Purpose
             -------------------------------------
  1.1        Establishment of Plan                                 1
  1.2        Purpose                                               1
  1.3        Application of the Plan                               1

             Article II.  Definitions and Construction
             -----------------------------------------
  2.1        Definitions                                           3
  2.2        Gender and Number; Headings                           4
  2.3        Incorporation of the Retirement Plan
             and the Restoration Plan                              4

             Article III.  Eligibility and Participation
             -------------------------------------------
  3.1        Eligibility                                           5
  3.2        Participation                                         5

             Article IV.  Benefits
             ---------------------
  4.1        Amount of Benefits                                    6
  4.2        Eligibility for Benefits                              8
  4.3        Payment of Benefits                                  10

             Article V.  Administration
             --------------------------
  5.1        Administration                                       12
  5.2        Finality of Determination                            12
  5.3        Expenses                                             12
  5.4        Indemnification and Exculpation                      12

             Article VI.  Funding of the Plan
             --------------------------------
  6.1        Funding                                              14

             Article VII.  Amendment and Termination
             ---------------------------------------
  7.1        Amendment and Termination                            15

             Article VIII.  Adoption Procedure
             ---------------------------------
  8.1        Adoption Procedure                                   16
  8.2        Withdrawal of Participating Employer                 16

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

                      CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (Effective as of January 1, 1994)

                         TABLE OF CONTENTS
                            (Continued)

Section                                                         Page
-------                                                         ----
             Article IX.  General Provisions
             -------------------------------
  9.1        Nonalienation                                        17
  9.2        Effect on Other Benefit Plans                        17
  9.3        Severability                                         17
  9.4        Applicable Law                                       17
  9.5        Employer-Employee Relationship                       18
  9.6        Incompetence                                         18
  9.7        Binding on Employer, Eligible
                  Participants and Their Successors               18
  9.8        Tax Liability                                        19
  9.9        Beneficiary Designation                              19

             Participating Employers under
             the Cullen/Frost Bankers, Inc.
             Supplemental Executive Retirement Plan               21

             Appendix A                                           22

                                -ii-

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                      CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (Effective as of January 1, 1994)


             Article I.  Establishment and Purpose
             -------------------------------------
     1.1. Establishment of Plan. Cullen/Frost Bankers, Inc. ("Company") hereby establishes, effective as of January 1, 1994, an unfunded supplement executive retirement plan to be known as the "Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan" ("Plan").

     1.2 Purpose. The Plan is established and is intended as an unfunded plan to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Income Retirement Security Act of 1974, as amended ("ERISA"), and as such it is intended that the Plan be exempt from the relevant requirements of Title I of ERISA. The Plan is not intended to satisfy the qualification requirements of Code section 401.

     1.3 Application of the Plan. The terms of this Plan are applicable only to or with respect to those Eligible Participants who become Eligible Partici-pants under this Plan on or after January 1, 1994.

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             Article II.  Definitions and Construction
             -----------------------------------------

     2.1 Definitions. All terms used in this Plan shall have the same meanings assigned to them under the provisions of the Retirement Plan (as defined below), unless otherwise qualified by the context hereof. Notwithstanding the prior sentence, the following terms shall have the meanings set forth below, unless their context clearly indicates to the contrary:
     (a) "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20 percent or more of the combined voting power of the Company's voting securities; or (b) individuals who constitute the Board on the date thereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Plan by virtue of any transaction which results in

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

          Eligible Participants, or a group of persons which includes Eligible Participants, acquiring, directly or indirectly, 20 percent or more of the combined voting power of the Company's voting securities.
     (b) "Beneficiary" means the person, persons or trust designated by the Eligible Participant, as provided in Section 9.9.
     (c) "Eligible Employee" means an executive Employee of the Company, or other Employer, who is designated as an "Eligible Employee" under this Plan by the Board of Directors of the Company. All individuals who are designated as "Eligible Employees" shall be listed on Appendix A attached to the end of the basic Plan document.
     (d) "Eligible Participant" means an Eligible Employee who satisfies the conditions of Section 3.2.
     (e) "Employer" means the Company and each other Employer who is a participating Employer under the Retirement Plan and who has elected to become a participating Employer under this Plan as provided in
          Article VIII.
     (f) "Restoration Plan" means the "Cullen/Frost Bankers, Inc. Restoration Plan," as amended and restated effective as of January 1, 1989, and as the same may thereafter be amended from time to time.
     (g) "Plan" means the "Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan" as set forth in this document and as the same may be amended from time to time.
     (h) "Retirement Plan" means the "Retirement Plan for Employees of Cullen/ Frost Bankers, Inc., and Its Affiliates," as amended and restated effective as of January 1, 1989, and as the same may thereafter be amended from time to time.

     2.2 Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in

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 this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     2.3 Incorporation of the Retirement Plan and the Restoration Plan. The Retirement Plan and the Restoration Plan are hereby incorporated by reference into and shall form a part of this Plan as fully as if set forth herein verbatim. Any amendment made to the Retirement Plan or the Restoration Plan shall also be incorporated by reference into and form a part of this Plan, effective as of the effective date of such amendment. The Retirement Plan (or the Restoration Plan), whenever referred to in this Plan, shall mean the Retirement Plan (or the Restoration Plan) as amended, as such plan exists as of the date any determination is made of benefits payable under this Plan.


                                        -4-

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             Article III.  Eligibility and Participation
             -------------------------------------------

     3.1 Eligibility. Each Employee who is an "Eligible Employee" shall be eligible to participate in the Plan, and shall become an Eligible Participant in the Plan as described in Section 3.2. For purposes of this Plan, an "Eligible Employee" means an executive Employee of the Employer who has been designated by the Board of Directors of the Company as eligible for participa-tion under the Plan. Such Employee shall continue as an Eligible Employee so long as he remains employed as an Employee of the Employer and the Committee continues his designated eligibility status under the Plan. All determinations as to an Employee's status as an Eligible Employee shall be made by the Committee, whose determinations shall be final and binding on all Employees. The Committee shall provide each Eligible Employee with notice of his status as an Eligible Employee. Such notice may be given at such time and in such manner as the Committee may determine from time to time.

     3.2 Participation. Each Eligible Employee shall become an Eligible Participant under the Plan as of the date of his designation as an Eligible Employee, but in no event earlier than January 1, 1994. Such Eligible Employee shall continue as an Eligible Participant under the Plan so long as he remains employed as an Eligible Employee. An Eligible Employee who has become an Eligible Participant and who later terminates employment as an Employee, or who otherwise ceases to be designated as an Eligible Employee, shall continue to be an Eligible Participant under the Plan so long as he has an accrued benefit under the Plan.

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             Article IV.  Benefits
             ---------------------

     4.1   Amount of Benefits.
     (a) Amount. The benefit shall be a single sum amount which is the actuarial equivalent of the Eligible Participant's expected monthly benefit payable as a single life annuity for the life of the Eligible Participant. Actuarial equivalent amounts hereunder shall be computed using the same actuarial factors and assumptions used to compute the benefit payable under the Retirement Plan. Except as provided in Section 4.2, such monthly benefit shall be equal to the difference between the amount in paragraph (1) and the amount in paragraph (2) where--
           (1)  is the product of--
                (A)  the Applicable Percentage, and
                (B)  the Eligible Participant's Final Average
                     Monthly Compensation, and
           (2)  is the sum of--
                (A)  the Annuity Value of the Retirement Plan,
                (B)  the Annuity Value of the Restoration Plan, and
                (B) the Primary Social Security Benefit to which the Eligible Participant is entitled.
     (b)   Definitions.
           (1) "Annuity Value of the Restoration Plan" means the estimated monthly benefit amount payable as a single life annuity, as determined by the Committee, of the Eligible Participant's accrued retirement benefit under the Restoration Plan (to the extent it is restoring benefits limited under the Retirement
                Plan) as of the earliest date for his benefit distribution as determined under Section 4.3(b). If the benefit under the Restoration Plan is not stated as a benefit payable at the same time or in the same form as described in the preceding sentence, then the amount of the benefit under the Restoration Plan shall be adjusted so that it is stated as an actuarial equivalent of the benefit under this Plan.
           (2) "Annuity Value of the Retirement Plan" means the estimated monthly benefit amount payable as a single life annuity, as determined by the Committee, of the Eligible Participant's accrued retirement benefit under the Retirement Plan as of the earliest date for his benefit distribution as determined under Section 4.3(b). If the benefit under the Retirement Plan is not stated as a benefit payable at the same time or in the same form as described in the preceding sentence, then the amount of the benefit under the Retirement Plan shall be adjusted so that it is stated as an actuarial equivalent of the benefit under this Plan.
           (3) "Applicable Percentage" means 60 percent; provided, however, for any Eligible Participant who terminates employment with the Employer and its Controlled Group Members before attaining age 60, then his Applicable Percentage shall be determined based on his age as of the earliest date for his benefit distribution as determined under Section 4.3(b) using the following table:

                     Age       Applicable Percentage
                     ---       ---------------------
                      59                57%
                      58                54%
                      57                51%
                      56                48%
                      55                45%

          (4) "Primary Social Security Benefit" means the estimated monthly primary insurance benefit that an Eligible Participant would be entitled to be paid

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               under the Social Security Act commencing at his earliest eligible age on or after his termination of employment with the Employer and its Controlled Group Members, whether or not such benefit payment is delayed, suspended, forfeited or reduced on account of a failure to apply, other work, excess earnings, taxation of Social Security benefits or any similar reason, and such estimated amount shall be based on the following assumptions:
               (A) the Social Security Act as in effect on the January 1 of the calendar year with respect to which benefits are calculated under this Plan applies (regardless of any retroactive changes made by legislation enacted after such January 1);
               (B) the rate of the Eligible Participant's past wage increases equaled the rate of the increases in the average national wage as reported by the Social Security Administration; and
               (C) no change occurs in the primary insurance benefit under the Social Security Act (by amendment to the Act or by applica-tion of the provisions of the Act) after termination of em-ployment with the Employer or its Controlled Group Members.

     4.2   Eligibility for Benefits.
     (a) Termination of Employment. An Eligible Participant who terminates employment with the Employer and its Controlled Group Members for a reason other than death on or after attaining age 55 and completing
           5 years of Vesting Service shall be entitled to receive his benefit as determined under Section 4.1.
     (b) Termination of Employment Following a Change in Control. An Eligible Participant with at least 5 years of Vesting

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           Service who terminates employment with the Employer and its
           Controlled Group Members within 24 months following a Change in Control shall be entitled to receive his benefit as determined under
           Section 4.1; provided, however, that the Applicable Percentage shall be 60 percent regardless of his age at termination.
     (c) Termination of Eligible Employee Status. An Eligible Participant who ceases to be an Eligible Employee on or after he has attained age 55 and completed 5 years of Vesting Service shall be entitled to receive his benefit as determined under Section 4.1; provided, however, that for purposes of determining his benefit under Section 4.1(a)(1), his Final Average Monthly Compensation and Applicable Percentage shall be determined as of the date he ceased to be an Eligible Employee.
     (d) Termination of the Plan. In the event the Plan is terminated, an Eligible Participant who is at least age 55 and has completed at least 5 years of Vesting Service on the termination date shall be entitled to receive his benefit determined under Section 4.1; provided, however, that for purposes of determining his benefit under
           Section 4.1(a)(1), his Final Average Monthly Compensation and Applicable Percentage shall be determined as of the date he ceased to be an Eligible Employee.
     (e) Disability. An Eligible Participant who suffers total and permanent Disability while he is an Eligible Employee and after he has complet-ed 5 years of Vesting Service shall be entitled to receive his benefit under Section 4.1; provided, however, that for purposes of determining his benefit under Section 4.1(a)(1), his Final Average Monthly Compensation and Applicable Percentage shall be determined as of the date he incurred his Disability.

           For purposes of this Plan, "Disability" means a physical or mental condition of an Eligible Participant which, in the opinion of the Committee, and based on medical evidence satisfactory to the Committee, renders him permanently unable to perform the duties of his usual course of employment.
     (f) Death Benefit. A Eligible Participant who dies while in active employment with the Employer or its Controlled Group Members after completing 5 years of Vesting Service shall be entitled to have 50 percent of his benefit as determined under Section 4.1 paid to his Beneficiary. If an Eligible Participant who is eligible for a benefit under this Plan dies after his termination of employment and before he receives his distribution, his Beneficiary shall be entitled to receive 100 percent of such benefit.
     (g)   No Benefit.  An Eligible Participant who does not complete at least
           5 years of Vesting Service and satisfy one of the eligibility provisions of Section 4.2(a)-(f)above shall not be entitled to receive any benefit under the Plan.
     (h) Forfeiture for Misconduct. Notwithstanding any Plan provisions to the contrary, an Eligible Participant (or his Beneficiary) shall have no right to a benefit under this Plan if the Committee or the Company determines that the Eligible Participant engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the finances or reputation of the Company or any of its Controlled Group Members.

     4.3   Payment of Benefits.
     (a) Form of Payment. An Eligible Participant or designated Beneficiary who is eligible to receive a distribution as provided in Section 4.2 shall receive such distribution in the form of a lump sum payment.
     (b)   Distribution Date.
           Any Eligible Participant who becomes eligible for a benefit as determined under the provisions of Section

           4.2 shall receive a distribution of the balance credited to his Account on or as soon as practicable following the date of his termination of employment with the Employer and its Controlled Group Members; provided, however, that no benefit shall be paid before the Eligible Participant would have attained age 55 unless the distribu-tion is triggered by a Change in Control as provided in Section 4.2(b).


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

             Article V.  Administration
             --------------------------

     5.1 Administration. This Plan shall be administered by the Committee appointed pursuant to the terms of the Retirement Plan. The Committee shall administer this Plan in a manner consistent with the administration of the Retirement Plan, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Code section 401. The Committee shall have the same rights and authority granted to it under the Retirement Plan, which shall include the full power and authority to interpret, construe and administer this Plan. The Committee shall establish and maintain such accounts or records as the Committee may from time to time consider necessary. Members of the Committee shall not participate in any action or determination regarding their own benefits under the Plan.

     5.2 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

     5.3 Expenses. The expenses of administering this Plan shall be borne by the Employers in the proportions determined by the Committee.

     5.4 Indemnification and Exculpation. The members of the Committee, its agents, and officers, directors, and employees of the Company or any other Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written

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

 approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful mis conduct.


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

             Article VI.  Funding of the Plan
             --------------------------------

     6.1 Funding. All amounts paid under this Plan shall be paid from the general assets of the participating Employers. Benefits shall be reflected on the accounting records of the Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of a trust, custodial account, or escrow account with respect to any Eligible Participant. No Eligible Participant shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds, that the Employers may purchase, establish, or accumulate to aid in providing the unfunded benefit payments described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer or the Committee and an Eligible Participant or any other person. Eligible Participants shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer. The Trust Fund of the Retirement Plan shall not be liable for any benefits accrued under this Plan.

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             Article VII.  Amendment and Termination
             ---------------------------------------

     7.1 Amendment and Termination. The Board of Directors of the Company may amend, modify, or terminate this Plan at any time and in any manner. Such actions by the Board of Directors of the Company shall be binding upon all other Employers. In addition, this Plan shall automatically terminate at the time of the termination of the Retirement Plan, and any benefit payment obli-gation under this Plan shall be measured with respect to the benefits which are payable from the Retirement Plan irrespective of whether such benefits are actually paid due to an insufficiency of assets to pay such benefits. In the event of a termination of the Plan pursuant to this Section 7.1, no further benefits shall accrue under this Plan, and amounts which are then payable shall continue to be an obligation of the Employer and shall be paid as scheduled; provided, however, that the Company reserves the right, in its sole discretion, to accelerate payments to the affected Eligible Participants in the event of a complete or partial termination of the Plan.

 Notwithstanding any Plan provision to the contrary, in the event of a Change in Control, the Plan may not be amended, or otherwise changed, with respect to current Eligible Participants, during the two-year period that commences with the Change in Control, except to--
     (a) comply with the law in a manner which has the least adverse impact upon Eligible Participants;
     (b) increase the Plan's benefit accrual levels or accelerate the rate of benefit accrual under the Plan;
     (c) add Plan provisions which will apply only at the individual Eligible Participant's election; or
     (d)  execute a Plan amendment authorized prior to the Change in Control.


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

             Article VIII.  Adoption Procedure
             ---------------------------------

     8.1 Adoption Procedure. With the consent of the Company, any other organization which satisfies the definition of Employer under the Retirement Plan and this Plan and which is eligible by the law to do so may adopt this Plan for the benefit of its Employees who are or who become Eligible Participants under the Retirement Plan, on express condition that the Company assumes no liability as a result of any such adoption of this Plan by any other organization. Such other organization may adopt this Plan by--
     (a) executing an adoption instrument adopting the Plan, and agreeing to be bound as a participating Employer by all the terms, provisions, conditions, and limitations of the Plan; and
     (b) compiling and submitting all information required by the Company with reference to persons in its employment eligible for membership in the Plan. The participating Employers under the Plan shall be listed at the end of the Plan.

 The adoption instrument shall specify the effective date of such adoption of the Plan and shall become, as to such organization and persons in its employment, a part of this Plan. The participating Employers under the Plan shall be listed at the end of the Plan.

     8.2 Withdrawal of Participating Employer. Any participating Employer may withdraw from the Plan by giving 60 days' notice in writing of its intention to withdraw to the Company, unless a shorter notice shall be agreed to by the Company.

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

             Article IX.  General Provisions
             -------------------------------

     9.1 Nonalienation. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnish-ment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 9.1, no benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Employer by the Eligible Participant with respect to whom such amount would otherwise be payable shall have been fully paid.

     9.2 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Retirement Plan or any other plans maintained by an Employer. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

     9.3 Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

     9.4 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Texas.

     9.5 Employer-Employee Relationship. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as an Eligible Participant under this Plan.

     9.6 Incompetence. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person's affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid as provided in the Retirement Plan. Any such payment so made shall be a complete discharge of liability therefor under the Plan.

     9.7   Binding on Employer, Eligible Participants and Their Successors.
 This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Eligible Participants, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular Eligible Participant. In the event any Eligible Participant becomes entitled to a benefit under the Retirement Plan based on service with more than one Employer, the benefit obligations


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

 under this Plan shall be apportioned among such Employers as determined by the Committee.

     9.8 Tax Liability. An Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

     9.9 Beneficiary Designation. An Eligible Participant shall designate a Beneficiary or Beneficiaries who, upon his death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Eligible Participant.
 A Eligible Participant may from time to time during his lifetime change a designated Beneficiary or Beneficiaries by filing a new Beneficiary designation form with the Committee. If a designated Beneficiary dies after the Eligible Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate. In the event an Eligible Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, or if no designated Beneficiary survives the Eligible Participant, any payment that otherwise would have been paid to such Eligible Participant shall be paid to his estate, and in such event, his estate shall be his Beneficiary with respect to such payments.

                       * * * * * * * * * *

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers effective as of January 1, 1994.


                                      CULLEN/FROST BANKERS, INC.

                                      By:/s/Robert S. McClane
                                         ----------------------
 ATTEST:
                                        Its: President
                                            -------------------
 By:/s/Diane Jack
    -----------------
   Its: Secretary
       --------------

                     PARTICIPATING EMPLOYERS UNDER
                    THE CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 The following employers are participating Employers under the Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan as of January 1, 1994, unless a later participation date is designated:

 Cullen/Frost Bankers, Inc.

                              APPENDIX A
                                TO THE
                      CULLEN/FROST BANKERS, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 The following individuals are designated as "Eligible Employees" in accordance with and under the Cullen/Frost Bankers, Inc.
 Supplemental Executive Retirement Plan:

      Richard W. Evans, Jr.
      Robert S. McClane